CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated April 28, 2022, with respect to the financial statements of Allspring Bloomberg US Aggregate ex-Corporate Portfolio (formerly, Wells Fargo Bloomberg US Aggregate ex-Corporate Portfolio), Allspring Emerging Markets Bond Portfolio (formerly, Wells Fargo Emerging Markets Bond Portfolio), Allspring Factor Enhanced Emerging Markets Equity Portfolio (formerly, Wells Fargo Factor Enhanced Emerging Markets Equity Portfolio), Allspring Factor Enhanced International Equity Portfolio (formerly, Wells Fargo Factor Enhanced International Equity Portfolio), Allspring Factor Enhanced U.S. Large Cap Equity Portfolio (formerly, Wells Fargo Factor Enhanced U.S. Large Cap Equity Portfolio), Allspring Factor Enhanced U.S. Small Cap Equity Portfolio (formerly, Wells Fargo Factor Enhanced U.S. Small Cap Equity Portfolio), Allspring High Yield Corporate Bond Portfolio (formerly, Wells Fargo High Yield Corporate Bond Portfolio), Allspring Investment Grade Corporate Bond Portfolio (formerly, Wells Fargo Investment Grade Corporate Bond Portfolio), Allspring Strategic Retirement Bond Portfolio (formerly, Wells Fargo Strategic Retirement Bond Portfolio), and Allspring U.S. REIT Portfolio (formerly, Wells Fargo U.S. REIT Portfolio), ten of the portfolios comprising Allspring Master Trust (formerly, Wells Fargo Master Trust), as of February 28, 2022, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
October 28, 2022